NEWS RELEASE

National Medical Marihuana Outreach Plan

Kelowna, BC—September 18, 2014 - Lexaria Corp. (LXRP-OTCQB) (LXX-CNSX) (the "Company" or "Lexaria") reports that the joint venture with Enertopia Corp has begun a National Medical Marijuana Awareness and Outreach Strategy headed by Maureen McGrath, RN.

As part of the plan, Maureen will be educating physicians, pharmacists and other health care practitioners, as well as the public on the benefits and cautions related to the responsible use of medical marihuana for patients in need. Lexaria intends for Maureen to reach out via town hall – style meetings as well as through media outlets to liase with those persons with interest in the medical marihuana field.

Maureen hosts the popular CKNW Sunday Night Sex Show a lively listener call-in weekly radio program and is a frequent health contributor to a number of other radio shows and magazines. A sought after lecturer she presents to the public as well as undergraduate and medical students at the University of British Columbia and Simon Fraser University. She educates physicians, nurses, allied health, industry, government and the public on all matters related to sexual health. Maureen’s impressive background includes quality of life research in spinal cord injury, advocacy and business development in the biotechnical industry. Maureen is a guest columnist for the 24Hours Newspaper.

Maureen is well-respected health care professional and leader in her field and was a 2013 YWCA Women of Distinction finalist for health and wellness. She is the Chair of the BC Chapter of Canadian Nurse Continence Advisors and specializes in sexual health for men and women at Cross Roads Clinic in Vancouver. Maureen is on the board of the College of Midwives of British Columbia and on the advisory board for the Be More Than A Bystander Program with EVA BC and the BC Lions. She is a long time mentor with Minerva’s “Women Helping Women Work” Program. She is passionate about raising awareness about violence against women.

“I am excited at the opportunity to help educate the healthcare community on the potential benefits of Medical Marihuana and its many uses,” stated Maureen McGrath. “Lexaria has adopted an industry-leading policy of an unwillingness to sell marijuana to youth under the age of 21, and I support this position whole-heartedly.”

“Lexaria welcomes Maureen to our team and I look forward to working with her to expand our involved and committed community,” said CEO Chris Bunka.

About Lexaria

Lexaria’s shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favorable for field work; no assurance that well treatments or workovers will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that any expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions including but not limited to surface flooding can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that any medical marijuana outreach program will have any positive benefits or outcomes for the Company.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.